Exhibit 24.1

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Owens Corning, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Brian D. Chambers, Ava Harter and Omar Chaudhary, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of the Registrant’s common stock issuable in connection with the Owens Corning Employee Stock Purchase Plan (Amendment and Restatement Effective April 16, 2020), (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian D. Chambers Brian D. Chambers	Chairman and CEO (Principal Executive Officer)	April 16, 2020

/s/ Prithvi S. Gandhi Prithvi S. Gandhi	Interim Chief Financial Officer (Principal Financial Officer)	April 16, 2020

/s/ Kelly J. Schmidt Kelly J. Schmidt	Vice President and Controller (Principal Accounting Officer)	April 16, 2020

/s/ Eduardo E. Cordeiro Eduardo E. Cordeiro	Director	April 16, 2020

/s/ Adrienne D. Elsner Adrienne D. Elsner	Director	April 16, 2020

/s/ J. Brian Ferguson J. Brian Ferguson	Director	April 16, 2020

/s/ Ralph F. Hake Ralph F. Hake	Director	April 16, 2020

/s/ Edward F. Lonergan Edward F. Lonergan	Director	April 16, 2020

/s/ Maryann T. Mannen Maryann T. Mannen	Director	April 16, 2020

/s/ W. Howard Morris W. Howard Morris	Director	April 16, 2020

/s/ Suzanne P. Nimocks Suzanne P. Nimocks	Director	April 16, 2020

/s/ John D. Williams John D. Williams	Director	April 16, 2020